Exhibit 10.4

Jeffrey W. Gibbs Regional Sales Manager	BP Products North America Inc. 30 South Wacker Drive, Suite 900 Chicago, IL 60606

VIA CERTIFIED MAIL-RETURN RECEIPT REQUESTED

June 22, 2012

Mr. Keith Bell

The Pantry, Inc.

305 Gregson Drive

Cary, NC 27511

Branded Jobber Contract - Extension

Dear Mr. Bell:

Please refer to your Branded Jobber Contract and other related agreements (collectively, “Franchise”) dated February 1, 2003, between you and BP Products North America Inc. (“BP”). The Franchise will expire on its own terms September 30, 2012.

Please be advised that BP hereby grants to you a unilateral extension of your Franchise to December 31, 2012. This extension shall in no way constitute a renewal of your Franchise. In all respects other than the termination date, you shall be bound during this extension by the terms of the Franchise, and BP shall continue to have the right to terminate or nonrenew your Franchise for any reason permitted under the Petroleum Marketing Practices Act (“PMPA”).

If you have any questions regarding this matter, please contact your Jobber Sales Manager. I am enclosing a copy of the Revised Summary of Title I of the PMPA.

Very truly yours,

/s/ J. W. Gibbs

Jeffrey W. Gibbs
Regional Sales Manager

Enclosure:	Revised PMPA Summary

cc:	Heidi Huff